UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

June 16, 2004

Date of Report (date of earliest event reported)

Demarco Energy Systems of America, Inc.

(Exact name of Registrant as specified in its charter)

Utah	000-28283	87-0392000
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

8701 Bluffstone Cove #12104, Austin TX 78759
(Address of principal executive offices)

(662) 236-5928
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

 ITEM 4.    CHANGES IN CONTROL OF REGISTRANT

1) On June 16, 2004, pursuant to a Meeting of the Board of Directors, we resolved the following:

i) Anthony Welch was elected Chairman of the Board and appointed as CEO.

ii) William Berry resigned as Chairman and CEO and was elected as the Company's Secretary and Treasurer. Mr. Berry remains a member of the Board of Directors..

iii) Mr. Robin Jones was appointed as President and remains a member of the Board of Directors.

ITEM 5. OTHER EVENTS

We have entered into an agreement with Modern Technology Corp, under which we will receive a variety of business development services relating to operational support, increasing product sales, expanding our marketing, corporate imaging, communications, and public relations, capital formation strategies, and ongoing regulatory compliance assistance.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Demarco Energy Systems of America
Date: June 21, 2004
	By:	/s/ Anthony K. Welch
Anthony K. Welch Chairman of the Board Chief Executive Officer